CERTIFICATE OF TIMOTHY J. CAREW

I, Tim Carew, P. Geo. do hereby certify that:

1.

I am the Principal of :

Reserva International LLC

P.O. Box 19848

Reno, NV 89511 USA

2.

I have graduated from the following Universities with degrees as follows:

a.

University of Rhodesia,

B.Sc. Geology

1973

b.

University of Rhodesia,

B.Sc. (Hons) Geology

1976

c.

University of London (RSM)

M.Sc. Mineral Prod. Management

1982

3.

I am a member in good standing of the following professional associations:

a.

Association of Professional Engineers and Geoscientists of British Columbia

b.

Institute of Mining, Metallurgy and Materials

c.

Canadian Institute of Mining and Metallurgy

d.

Society of Mining Engineers

4.

I have worked in mining geology and engineering for over 35 years since my graduation from the University of Rhodesia.

5.

I have read the definition of “Qualified Person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.

I am responsible for the preparation of section 17 of the technical report titled “March 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” and dated March 16, 2010 (the “Technical Report”) relating to the Livengood property.  I have visited the Livengood property on three occasions for a total of twenty six days, the most recent being from February 14 -24, 2010.

7.

Prior to being retained by ITH in September, 2009, I have not had prior involvement with the property that is the subject of the Technical Report.

8.

I am not aware of any material fact or material change with respect to the subject matter of Section 17 of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.

I am independent of the issuer applying all of the tests in section 1.4 of NI 43-101.

10.

I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 18th day of March, 2010

(signed)  T. Carew

[Sealed]

Signature of Qualified Person

Timothy J. Carew P.Geo.

Print name of Qualified Person